UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2009

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 30, 2009 (March 31, 2009 in the case of Mr. Tehle), Dollar General Corporation (the “Company”) entered into new three-year employment agreements (the “Employment Agreements”) with each of the following named executive officers effective April 1, 2009:  David M. Tehle, Executive Vice President and Chief Financial Officer; Kathleen R. Guion, Executive Vice President, Division President, Store Operations & Store Development; and Ms. Susan S. Lanigan, Executive Vice President and General Counsel.

Upon the end of the initial three-year term, the Employment Agreements will be automatically extended from month to month, for up to six months, unless the Company gives written notice within the time frame set forth in the Employment Agreements of the intent not to extend the term, or unless the Company replaces the Employment Agreements with a new agreement or, in writing, extends or renews the term for a period that is longer than six months from the expiration of the original three-year term.

The Employment Agreements provide for minimum annual base salaries of $629,167, $608,388 and $456,717 for Mr. Tehle, Ms. Guion and Ms. Lanigan, respectively, and provide that incentive compensation for such officers shall be determined and paid under the Company’s annual bonus program for officers at the relevant officer’s applicable grade level, as it may be amended from time to time, based on criteria established by the Board, its Compensation Committee and/or the CEO, as applicable, in accordance with the terms and conditions of the annual bonus program for officers. The Employment Agreements also provide that such officers shall be entitled to receive such other executive perquisites, fringe and other benefits as are provided to officers at the same grade level under any of the Company’s plans and/or programs in effect from time to time, that such officers (and, where applicable, such officers’ eligible dependents) shall be eligible to participate in those various Company welfare benefit plans, practices and policies in place during the term of the Employment Agreements (including, without limitation, medical, pharmacy, dental, vision, disability, employee life, accidental death and travel accident insurance plans and other programs, if any) to the extent allowed under and in accordance with the terms of those plans, and that such officers shall be eligible to participate (with limited exceptions), pursuant to their terms, in any other benefit plans the Company offers to similarly-situated officers or other employees from time to time during the term of the Employment Agreements.

The Employment Agreements specify the payments and benefits to be provided if such officers’ employment is terminated voluntarily or involuntarily under various scenarios described in the Employment Agreements, including death, disability, termination with or without cause, and termination with or without good reason. The Employment Agreements also provide for various customary business protection provisions, including non-competition, non-solicitation, non-interference, non-disparagement, and confidentiality and non-disclosure provisions.

The foregoing description of the terms of the Employment Agreements is not a complete summary of such terms, and reference is made to the complete text of the Employment Agreements which are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement effective April 1, 2009, by and between Dollar General Corporation and David M. Tehle
99.2	Employment Agreement effective April 1, 2009, by and between Dollar General Corporation and Kathleen R. Guion
99.3	Employment Agreement effective April 1, 2009, by and between Dollar General Corporation and Susan S. Lanigan

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